EXHIBIT 99.1

RECEIVABLE SALES AGREEMENT

Dated as of October 24, 2008
between
General DataComm, Inc., having an office at
6 Rubber Avenue, Naugatuck, CT 06770, as Seller
and
Howard S. Modlin, having an office at
445 Park Avenue, New York, NY 10022, as Buyer

WHEREAS, Seller desires to sell to Buyer certain Receivables owned from time to time by Seller and Buyer is willing to purchase Receivables on the terms and conditions contained herein;

NOW, THEREFORE in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase of Receivables

Section 1.1	Purchase of Receivables.

(a)           Effective on the date hereof, in consideration of the Purchase Price and upon the terms and conditions contained herein, Seller hereby sells, assigns, transfers and otherwise conveys to Buyer, without recourse except as specifically provided herein, and Buyer does hereby purchase from Seller all of Seller’s right, title and interest in the initial Receivables listed in Schedule 1(a).

(b)           From time to time, on each business day on which such sale takes place, Seller will sell, assign, transfer and otherwise convey and Buyer will purchase all of Seller’s right, title and interest in and to the additional Receivables listed on documents in the form of Schedule 1(b). Nothing herein shall obligate Buyer to purchase any particular receivable or any minimum amount of additional Receivables.

(c)           It is the intention of the parties hereto that each sale of Receivables made hereunder shall constitute a “sale of accounts” (as such term is used in Article 9 of the UCC), which sale is absolute and irrevocable and shall provide Buyer with the full benefits of ownership of the Receivables and the associated Related Security.  Each sale of Receivables hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to Buyer for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of the Transaction Documents to which Seller is a party and breaches thereof, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer of any obligations of Seller or any other Person arising in connection with the Receivables, the related contracts or Invoices and/or other Related Security or any other obligations of sale.  In view of the intention of the parties hereto that the acquisitions of Receivables made hereunder shall constitute outright sales of such Receivables rather than loans secured thereby, Seller agrees that it will, on or prior to the Applicable Closing Date,  mark its master data processing records relating to its Receivables with the legend required by Section 3.1(c) hereof.  Upon the request of Buyer Seller authorizes Buyer and its attorneys to execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Receivables and the Related Security or as Buyer may reasonably request. Seller acknowledges Buyer may utilize Seller’s attorneys to prepare and file such documents.

Section 1.2.	Payment for the Purchases.

The Purchase Price for each purchase of Initial Receivables and Related Security from Seller shall be payable in full by Buyer to Seller by delivery of immediately available funds by Seller at a price of  97.5 % of the net amount of such Receivable.

Section 1.3.	Purchase Price Credit.

If on any day, Seller is deemed to have received a Deemed Collection with respect to any Receivable sold by it to Buyer hereunder, then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable to Seller hereunder in an amount equal to such Deemed Collection.

Section 1.4.	Payments and Computations, Etc.

All amounts to be paid or deposited by Buyer hereunder, shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Seller.  In the event that any payment owed by Buyer or Seller hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day.  If Seller fails to pay any amount hereunder due Buyer under Section 4.1(i) when due, Seller agrees to pay, on demand, interest on the past due amount at the Default Rate until paid in full; provided, however, that such interest shall not at any time exceed the maximum rate permitted by applicable law.

Section 1.5.	Transfer of Records.

(a)           In connection with the sales of Receivables hereunder, Seller hereby sells, transfers, assigns and otherwise conveys to Buyer all of Seller’s right, title, and interest in the Records relating to all Receivables sold by Seller hereunder, without the need for any further documentation in connection with any sale.  In connection with such transfer, Seller hereby grants to Buyer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Seller to account for its Receivables, to the extent necessary to administer such Receivables, whether such software is owned by Seller or is owned by others and used by such Seller under license agreements with respect thereto, provided that should the consent of any licensor of Seller to such grant of the license described herein be required, Seller agrees that upon the request of Buyer, Seller will use its reasonable efforts to obtain the consent of such third-party licensor.  The license granted hereby shall be irrevocable, and shall terminate on the date on which all Aggregate Unpaids under this Receivables Sales Agreement have been paid in full.

(b)           Seller (i) shall take such action requested by Buyer from time to time hereunder, that may be necessary or reasonably appropriate to ensure that Buyer has an enforceable  right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such Records.

Section 1.6.	Characterization; Granting Clause.

If, notwithstanding the intention of the parties expressed in Section 1.1(c), any sale to Buyer of Receivables hereunder shall be characterized as a secured loan and not as a sale, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law.  For this purpose and without being in derogation of the parties’ intention that such sale of Receivables hereunder shall constitute a true sale thereof. Seller hereby grants to Buyer a duly perfected security interest in all of Seller’s right, title and interest in, to and under all of Seller’s Receivables now existing and hereafter arising sold hereunder, and in all Related Security with respect thereto, which security interest shall be prior to all other Adverse Claims thereto.  As long as Seller shall be in material default of its covenants and agreements herein, Buyer shall have as against Seller, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

ARTICLE II

Representations and Warranties

Section 2.1.	Representations of Seller.

In order to induce Buyer to enter into this Agreement and to make purchases hereunder, Seller makes the following representations and warranties, as of the date of each sale by it hereunder:

(a)           Existence and Power.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.  Seller is duly qualified to do business and is in good standing as a foreign corporation and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b)           Power and Authority; Due Authorization, Execution and Delivery.  The execution and delivery by Seller of this Agreement and each other Transaction Document, and the performance of its obligations hereunder and thereunder, and Seller’s use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part.  This Agreement and each other Transaction Document has been duly executed and delivered by Seller.

(c)           No Conflict.  The execution and delivery by Seller of this Agreement and each other Transaction Document and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate of incorporation or by-laws (ii) any law, rule or regulation applicable to it, (iii) any restrictions under (a) any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Seller (other than as created under the Transaction Documents) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect, and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)           Governmental Authorization.  Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)           Actions, Suits.  Except as disclosed in Seller’s reports on SEC Form 10-K or 10-Q, there are no actions, suits or proceedings pending, or to the best of Seller’s knowledge, threatened, against or affecting Seller or any of its properties, in or before any court, arbitrator or other body, that could be reasonably expected to have a Material Adverse Effect.  Seller is not in default with respect to any order of any court, arbitrator or governmental body.

(f)            Binding Effect.  This Agreement and each other Transaction Document constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)           Accuracy of Information.  All information heretofore furnished by Seller to Buyer for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Seller to Buyer will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(h)           Use of Proceeds.  No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)            Good Title.  Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents.

(j)            Perfection.  This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to Buyer (and Buyer shall acquire from Seller), a valid and perfected first priority ownership interest in each Receivable originated by Seller, whether now existing or hereafter arising, and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim except as created by the Transaction Documents.  There have been delivered to the Seller in form suitable for filing all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdiction, to perfect Buyer ownership interest in each Receivable, its Collections and the Related Security.

(k)           Places of Business and Locations of Records.  The principal place of business and chief executive office of Seller and the office where it keeps all of its Records is located at 6 Rubber Avenue, Naugatuck, CT 06770.

(l)            Collections.  The conditions and requirements set forth in Section 4.1(i) have at all times since the Effective Date been satisfied and duly performed.

(m)          Material Adverse Effect.  Since September 30, 2008 except as disclosed in Form 8-K dated October 3, 2008, no event has occurred that would have a Material Adverse Effect on (i) the ability of Seller to perform its obligations under this Agreement, or (ii) the collectibility of the Receivables originated by Seller generally or any material portion of such Receivables.

(n)           Compliance with Law.  Seller has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Seller represents and warrants that each Receivable originated by it, together with the Contract and Invoice related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such contract or Invoice is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(o)           Accounting.  The manner in which Seller accounts for the transactions contemplated by this Agreement does not jeopardize the true sale analysis.

(p)           Enforceability of Invoices.  Each Invoice with respect to each Receivable originated by Seller is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder (subject to adjustment, to the extent provided therein) and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(q)           Accounts.  Each Receivable originated by Seller is an “account” under and as defined in the UCC of all applicable jurisdictions.

Section 2.2	Knowledge of Buyer

In connection with the representations of Seller set forth in Section 2.1 above, Buyer acknowledges he is the Chief Executive Officer of Seller and as such familiar with its business and operations.  Nevertheless Buyer is relying on the employees of Seller to provide Seller with the information on which such representations are based.

ARTICLE III

Conditions of Purchases

Section 3.1.	Conditions Precedent to Initial Purchase.

The Initial purchase from Seller hereunder is subject to the condition precedent that Buyer shall have received in form and substance satisfactory to Buyer the following:

(a)           Copies of the proper financing statements (Form UCC-1) naming Seller as the debtor or seller, Buyer as the purchaser or secured party, in each case, describing in reasonable detail the Receivables and the Related Security to be sold by Seller to Buyer pursuant to this Agreement or other similar instruments or documents, as may be necessary under the UCC of all appropriate jurisdictions or any comparable law of all appropriate jurisdictions to perfect Buyer’s ownership interest in such Receivables and Related Security.

(b)           Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to Buyer’s satisfaction.

(c)           A certificate from an officer of Seller to the effect that Seller has placed on its most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on subsequent, master ledger (including computerized records) the following legend:

“THE RECEIVABLES DESCRIBED HEREIN, TOGETHER WITH CERTAIN RELATED SECURITY, HAVE BEEN SOLD, ARE NO LONGER OWNED BY GENERAL DATACOMM, INC., AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF HOWARD S. MODLIN.

Section 3.2.	Conditions Precedent to All Purchases.

Each purchase shall be subject to the further conditions precedent that:

(a)           Buyer shall have received such other approvals, opinions or documents as it may reasonably request; and

(b)           on the date of such purchase, each of the representations and warranties of Seller set forth in Article II hereof are true and correct in all material respects on and as of the date of such purchase (and after giving effect thereto) as though made on and as of such date.

Section 3.3.	Reaffirmation of Representations and Warranties.

Seller by accepting the Purchase Price related to each purchase of such Receivables and Related Security, shall be deemed to have certified that the representations and warranties of Seller contained in Article II are true and correct on and as of the date of such purchase, with the same effect as though made on and as of such day, and that each of the applicable conditions precedent set forth in this Article III has been satisfied as of the date of such purchase.

ARTICLE IV

Covenants

Section 4.1.	Affirmative Covenants.

Until the date on which this Agreement terminates in accordance with its terms:

(a)           Reporting.  From time to time upon request of Buyer, Seller will provide Buyer with such available information as Buyer may request.

(b)           Notices.  Seller will notify Buyer in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)          Judgment and Proceedings.  The entry of any judgment or decree against Seller if the aggregate amount of all judgments and decrees then outstanding against Seller exceeds $10,000 after deducting the amount with respect to which they are insured.

(ii)         The occurrence of any Material Adverse Effect or any condition reasonably likely to result in a Material Adverse Effect.

(iii)        The occurrence of a default or event of default under any (x) financing arrangement or  (y) contract with any customer subject to an assigned Receivable.

(c)           Compliance with Laws and Preservation of Corporate Existence.  Seller will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Seller will preserve and maintain its corporation existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

(d)           Audits.  Seller will furnish to Buyer from time to time such information with respect to it and the Receivables sold by it as Buyer may reasonably request.  Seller will, from time to time during regular business hours as requested by Buyer upon reasonable notice and at the sole cost of Seller, permit Buyer (i) to examine and make copies of and abstracts from all Records of Seller in the possession or under the control relating to the Receivables originated by it and the associated collections and Related Security, including, without limitation, the related Invoices, and (ii) to visit the offices and properties of Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Receivables and the associated Collections and Related Security or Seller’s (a) performance under any of the Transaction Documents to which it is a party or any Person’s performance under the Invoices evidencing any Receivables and, in each case, with any of the officers or employees having knowledge of such matters.

(e)           Keeping and Marking of Records and Books.

(i)          Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables originated by it in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable originated by it and all Collections of and adjustments to each such existing Receivable).

(ii)         Seller will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with the legend required by Section 3.1(c) hereof.

(f)            Compliance with Contracts, Invoices and Credit and Collection Policy.  Seller will timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts and Invoices related to the Receivables originated by it, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each such Receivable and the related Invoice.

(g)           Ownership.  Seller will take all necessary action to (i) vest legal and equitable title to the Receivables originated by it and the associated Related Security and Collections irrevocably in Buyer, free and clear of any Adverse Claims other than Adverse Claims arising under the Transaction Documents (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interests in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer may reasonably request, and (ii) establish and maintain, in favor of Buyer, a valid and perfected first priority ownership interest (and/or a valid and perfected first priority security interest) in all such Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims arising under the Transaction Documents (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interests of Buyer as Buyer (or its assigns) may reasonably request.

(h)           Not used.

(i)            Collections.  Seller shall direct all Obligors to make payments of such Receivables either directly (i) to a bank account or (ii) if feasible to a Lock Box under the control of Buyer.  To the extent any Obligor makes payment to Seller, Seller further agrees to hold such payments in trust and to immediately remit any Collections (including any security deposits applied to the Outstanding Balance of any Receivable) that it receives to Buyer.

Section 4.2.	Negative Covenants.

Until the date on which this Agreement terminates in accordance with its terms, Seller shall not:

(a)           Name Change, Offices and Records.  Change its name, identity or organizational structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have:  (i) given Buyer at least thirty (30) days’ prior written notice thereof and (ii) delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer  (or its assigns) in connection with such change or relocation.

(b)           Change in Payment Instructions to Obligors.  Make any change in the instructions to Obligors regarding payments to be made to any bank account or Lock-Box , unless Buyer shall have received, at least ten (10) days before the proposed effective date thereof, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a bank account, or Lock-Box, an executed Agreement with respect to the new account or  Lock-Box.

(c)           Modifications to Invoices:  Extend, amend or otherwise modify the terms of any Receivable or any Invoice related thereto except as approved in writing by Buyer.

(d)           Sales, Liens.  Except pursuant to the Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable originated by it or the associated Collections and other Related Security, or upon or with respect to any Invoice under which any such Receivable arises, and will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller.

(e)           Mergers, Consolidations and Acquisitions.  Liquidate or dissolve, consolidate with, or merge into or with, any other Person without the consent of Buyer and if such merger could reasonably be expected to have a Material Adverse Effect or to result in a material adverse change in the nature or characteristics of outstanding Receivables taken as a whole, provided that, in connection with any consolidation or merger (regardless of whether Buyer and its assigns’ consent is required pursuant hereto):

(A)        Buyer receives prior written notice of such consolidation or merger, and the successor or surviving entity (if not Seller) unconditionally assumes Seller’s obligations under the Transaction Documents to which it is a party immediately prior to giving effect to such consolidation or merger.

(B)         all UCC financing statements necessary to maintain the validity and perfection of Buyer’s ownership interests in the Receivables and Related Security acquired or to be acquired from such survivor under this Agreement have been duly executed and filed in all necessary jurisdictions, and

(C)         if the surviving entity in such transaction(s) is not Seller under this Agreement, all other documents required to be delivered in connection with a Joinder Agreement hereunder have been duly executed and delivered substantially contemporaneously with such transaction(s).

(D)        Receivables Not to be Evidenced by Promissory Notes.  Take any action to cause or permit any Receivable generated by it to become evidenced by any “instrument” (as defined in the applicable UCC), except in connection with the collection of overdue Receivables, provided that the original of any such instrument is delivered to Buyer for immediate delivery to its assignees, duly endorsed.

(E)         Accounting for Purchases.  Account for the transactions contemplated hereby in any manner other than as a sale by Seller of Receivables and the associated Collections and Related Security.

ARTICLE V

(Not Used)

ARTICLE VI

Additional Rights and Obligations in

Respect of the Receivables

Section 6.1.           Rights of Buyer.  Seller hereby authorizes Buyer or its respective designees and assigns to take any and all steps in Seller’s name, necessary or desirable, in Buyer’s determination, to collect all amounts due under any and all Receivables originated by Seller, including, without limitation, endorsing Seller’s name on checks and other instruments representing Collections and enforcing such Receivables, the Invoices and the provisions of the related Contracts and Related Security that concerns payment and/or enforcement of rights to payment.

Section 6.2.           Responsibilities of Seller.  Anything herein to the contrary notwithstanding:

(a)           Performance Under Contracts.  Seller shall remain responsible for performing its obligations hereunder and under the Contracts and Invoices, and the exercise by Buyer or its designees or assigns of their rights hereunder shall not relieve Seller from such obligations.

(b)           Power of Attorney.  Seller hereby grants to Buyer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller, all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by Buyer (whether or not from Seller) in connection with any Receivables generated by Seller.

Section 6.3.           Further Action Evidencing Purchases.  Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that Buyer may reasonably request in order to perfect, protect or more fully evidence Buyer’s ownership of the Receivables generated by Seller (and the Related Security) purchased by Buyer hereunder, or to enable Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document.  Without limiting the generality of the foregoing, upon the request of Buyer, Seller will:

(a)           authorize Buyer to execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

(b)           mark its master ledger with the legend set forth in Section 3.1(c).

Seller hereby authorizes Buyer or its designees or assigns to file one or more financing or continuation statements, and amendments thereto and assignment thereof, relative to all or any of the Receivables (and the related Security) now existing or hereafter sold.  If Seller fails to perform any of its agreements or obligations under this Agreement, Buyer or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of Buyer or its designee incurred in connection therewith shall be payable by Seller.

Section 6.4.           Application of Collections.  Except as otherwise specified by such Obligor or required by the underlying Contract or Invoice or applicable law, any payment by an Obligor in respect of any indebtedness owed by it to Seller or to Buyer shall be applied first, as a Collection of any Receivable or Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest of such Receivables (unless another reasonable basis for allocation of such payments to the Receivables of such Obligor exists), and second, to any other indebtedness of such Obligor.

ARTICLE VII

Indemnification

Section 7.1.           Indemnities by the Seller.  Without limiting any other rights that Buyer may have hereunder or under applicable law, Seller hereby agrees to indemnify (and pay upon demand to) Buyer, and its assigns, officers, managers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of any Indemnified Party) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of a Receivable, excluding, however, in all of the foregoing instances:

(a)           Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(b)           Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(c)           taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by Buyer of the Receivables as a  true sale to Buyer of such receivables and Related Security.

Notwithstanding the foregoing, Indemnification shall include losses in Receivables resulting from

(i)         representation or warranty made by Seller (or by its officers) under or in connection with this Agreement, any other Transaction Document to which Seller is a party or any other information or report delivered by such person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii)        the failure by Seller to comply with any applicable law, rule or regulation with respect to any Receivable originated by it, or any Contract or Invoice related thereto, or the nonconformity of any such Receivable, Contract or Invoice with any such applicable law, rule or regulation or any failure of Seller to keep or perform any of its obligations, express or implied, with respect to any such contract or Invoice;

(iii)       any failure of Seller to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;

(iv)       any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with goods that are the subject of any contract or Invoice or any Receivable originated by Seller;

(v)        any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable originated by Seller (including, without limitation, a defense based on such Receivable or the related Contract or Invoice not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods related to such Receivable or the furnishing or failure to furnish such goods;

(vi)       the commingling of Collections of such Receivables at any time with other funds;

(vii)      any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document to which Seller is a party, the transactions contemplated hereby, the use by Seller of the proceeds of any purchase from it hereunder or any other investigation, litigation or proceeding relating to Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii)     any inability to litigate any claim against any Obligor in respect of any such Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)        (A) failure of Seller generally to pay its debts as such debts become due or admission by Seller in writing of its inability to pay its debts generally or any making by Seller of a general assignment for the benefit of creditors; or (B) the institution of any proceeding by or against Seller seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (C) the taking by Seller of any corporate action to authorize any of the actions set forth in clauses (A) or (B) above in this clause (ix);

(x)         any failure to vest and maintain vested in Buyer (subject to the Transaction Document), or to transfer to Buyer, legal and equitable title to, and ownership of, a first priority perfected ownership interest in the Receivables originated by Seller and the associated Related Security and Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents); and

(xi)        the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any such Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of sale to Buyer or at any subsequent time.

Section 7.2.	Costs, Expenses and Taxes.

In addition to the obligations of Seller under Section 7.1, Seller agrees to pay on demand:

(a)           all reasonable costs and expenses, including attorney’s fees, in connection with the enforcement against Seller of this Agreement and the other Transaction Documents executed by Seller; and

(b)           all stamp duties and other similar filing or recording taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents executed by Seller, and Seller agrees to indemnify Indemnified Parties against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

ARTICLE VIII

Miscellaneous

Section 8.1.            Waivers and Amendments.  The provisions of this Agreement may from time to time be amended, restated, otherwise modified or waived, if such amendment, modification or waiver is in writing and consented to by Buyer.  No failure or delay on the part of Buyer, or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on any party hereto, in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by Buyer or its assigns under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Section 8.2.            Notices, etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage-prepaid, or by facsimile to the intended party at its address set forth above, or, in each of the foregoing cases, at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective, (i) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

Section 8.3.           Cumulative Remedies.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.4.           Binding Effect; Assignability.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that Seller may not assign its rights hereunder or any interest herein without the prior written consent of Buyer.  This Agreement shall create and constitute continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date which all Aggregate Unpaids under the Receivables Purchase Agreement have been paid in full.  The rights and remedies with respect to any breach of any representation and warranty made by Seller pursuant to Article II and the indemnification and payment provisions of Article VII shall be continuing and shall survive any termination of this Agreement.

Section 8.5.           (Not Used).

Section 8.6.           Submission to Jurisdiction.  EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY CONNECTICUT STATE OR UNITED STATES FEDERAL COURT SITTING IN STAMFORD, CONNECTICUT, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 8.2; AND (e) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS SECTION 8.6 SHALL AFFECT BUYER’S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST SELLER OR ITS PROPERTY IN THE COURTS OF ANOTHER JURISDICTION.

Section 8.7.           Waiver of Jury Trial.  EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT, JOINDER AGREEMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED BY IT OR ON ITS BEHALF IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 8.9.           Captions and Cross Reference; Incorporation by Reference.  The various captions  in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be.  The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

Section 8.10.          Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

<signature pages follow>

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

GENERAL DATACOMM, INC.

By:
Name:
	Title:	Vice President

Howard S. Modlin

EXHIBIT A

DEFINITIONS

A.            Incorporation of Receivable Sales Agreement Definitions.  Unless otherwise defined herein, terms that are capitalized and used throughout this Agreement are used as defined in the Receivable Sales Agreement (hereinafter defined).

B.            Certain Defined Terms.  The following terms have the respective meanings indicated hereinbelow:

“Additional Receivables” shall mean, with respect to Seller, all Receivables arising after the close of Seller’s business on the Initial Closing Date and sold to Buyer hereunder.

“Adverse Claim” means any claim of a third party with respect to right, title or interest in a Receivable.

“Agreement” means this Receivables Sale Agreement, as it may be amended or modified and in effect from time to time in accordance with the terms hereof.

“Aggregate Unpaids” means the aggregate of all amounts owing under Receivables and Additional Receivables.

“Business Day” means any day which is not a Saturday or Sunday or other day on which national banks are authorized or required to close.

“Buyer” has the meaning specified in the preamble of this Agreement.

“Collection Policy” means Seller’s policy in effect from time to time on collection of outstanding invoices.

“Collections” shall mean receipt of payment.

“Contract” means the agreement pursuant to which Seller sold equipment, goods and/or services giving rise to the Receivable.

“Deemed Collections” shall mean the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable sold by it.  Seller shall be deemed to have received a Collection (but only to the extent of the reduction or cancellation identified below) of a Receivable sold by it if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods, any discount or any adjustment or otherwise by such Seller (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article II were not true with respect to such Receivable at the time of its sale hereunder.

“Default Rate” means the sum of the Prime Rate plus 2.0% per annum (computed for actual days elapsed on the basis of a year consisting of 365, or when appropriate, 366 days).

“Initial Receivables” means all Receivables that were sold on Initial Closing Date.

“Invoice” means Seller’s bill or statement with respect to Receivables.

“Material Adverse Effect” means with respect to Seller, a material adverse effect on (i) the ability of Seller to perform its obligations under this Agreement, (ii) the legality, validity or enforceability of this Agreement or any other Transaction Document to which Seller is a party, (iii) Buyer’s ownership interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, in each case, relating to Receivables sold by Seller hereunder, or (iv) the collectibility of the Receivables generally or of any material portion of the Receivables, in each case, relating to Receivables sold by Seller hereunder.

“Obligor” means a person or entity liable for the payment of a Receivable whether as the primary purchaser from Seller or as guarantor or otherwise by law.

“Outstanding Balance” means the net amount owed on a Receivable.

“Person” means any natural person or entity, irrespective of whether it is a legal entity.

“Purchase Price” means, with respect to any purchase of Receivables and their Related Security on any date, the aggregate price to be paid therefor by Buyer.

“Purchase Price Credit” has the meaning set forth in Section 1.3 hereof.

“Receivables” shall mean all Initial Receivables and Additional Receivables sold to Buyer hereunder.

“Record” shall mean any information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Related Security” means, with respect to any Receivable:

(i)           all of the Seller’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by Seller gave rise to such Receivable, and all insurance contracts with respect thereto.

(ii)          all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract or Invoice related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable.

(iii)         all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract or Invoice related to such Receivable or otherwise.

(iv)         all Records related to such Receivable, and

(v)          all proceeds of any of the foregoing;

provided, however, that in no event shall “Related Security” include any right, duty or obligation of Buyer under any Contract other than the right to receive payments thereunder (and any collateral for, guaranty of or letter of credit, surety bond or other credit support for any such payment right).

“Seller” has the meaning specified in the preamble of this Agreement.

“Transaction Documents” mean this Agreement and any assignment of a Receivable in form of Schedule 1(b) or otherwise.

Schedule 1A
Receivable Sale
10/24/2008

Customer Name	GDC Invoice #	Date of Invoice	Amount of Invoice

Verizon	80372ADV	10/23/2008	$19,921.09
Indyne	484502	10/23/2008	$13,308.02
ChoiceCom	484501	10/23/2008	$1,561.13
Verizon	484500	10/23/2008	$2,955.00
NEC Philips	484489	10/17/2008	$15,080.64
NEC Philips	484490	10/17/2008	$4,975.36
ChoiceCom	484491	10/21/2008	$7,191.60
Globecom Systems	484492	10/22/2008	$125.08
Indyne	484494	10/22/2008	$40,441.83
Anixter	484495	10/22/2008	$18,804.00
Verizon	484496	10/22/2008	$652.00
Verizon	484497	10/22/2008	$1,304.00
Verizon	484498	10/22/2008	$2,550.00
NEC Philips	FI701373	9/24/2008	$21,630.68
City of LA	FI701375	9/25/2008	$35,991.00
City of LA	FI701376	9/25/2008	$12,911.26
ATT	FI701383	10/3/2008	$1,529.00
ATT	FI701384	10/3/2008	$1,269.00
ATT	FI701385	10/8/2005	$4,995.00
First Energy	FI701389	10/20/2008	$2,005.82
ATT	484486	10/16/2008	$1,040.00
Qwest	484483	10/15/2008	$1,467.00
Tripler Army Med Ctr	484475	10/14/2008	$2,556.00
NEC Philips	484464	10/8/2008	$2,142.00
ATT	FI701382	9/30/2008	$36,460.00
Thomas Tech	484431	9/18/2008	$3,375.30

			$256,241.81